Banc of California Enters Payment Processing Business with Acquisition of Deepstack Technologies

SANTA ANA, Calif., (September 15, 2022) – Banc of California, Inc. (NYSE: BANC) (the “Company”), the parent holding company of Banc of California, N.A. (the “Bank”), today announced that the Bank has acquired the payments platform and technology of Global Payroll Gateway, Inc. and its wholly-owned subsidiary, Deepstack Technologies, LLC (collectively, “Deepstack”) for $24 million in cash and stock. Headquartered in Jupiter, Florida with a team located in Southern California, Deepstack is a differentiated software-led and e-commerce payments platform that provides clients with payment solutions, including merchant processing, payments acceptance and disbursements, tokenization, virtual accounts, fraud protection tools, chargeback management, and reconciliation and reporting services.

The Company will host a conference call to discuss the transaction at 7:00 AM Pacific Time (PT) on Friday, September 16, 2022. Please see below for further conference call details.

Key strategic and financial benefits of the transaction and the development of the payments vertical:

•Enables Banc of California to offer a best-in-class, one-stop-shop payments solution and significantly expands the Bank’s addressable market
•Adds a high margin source of stable, predictable fee income with the end-to-end solution enabling Banc of California to capture a much larger share of the revenue per transaction than the typical merchant processing of regional banks
•Diversifies the Company’s revenue mix while increasing non-interest income as a percentage of revenue
•Provides another source of noninterest-bearing deposits
•Further differentiates Banc of California from regional bank competitors, enhances business development capabilities in attractive vertical markets, and provides opportunities for expanding relationships with existing clients
•Creates another driver of profitable long-term growth and franchise value

The acquisition provides the Bank with a proprietary technology platform for payment processing, offering the full stack of payment services to its clients as a payment gateway, payment provider, and an ISO 8583 payment switch. Through its Deepstack subsidiary, the Bank will market payment processing services to a wide range of business clients, including existing clients, integrated software vendors (“ISVs”), e-commerce marketplaces, fintechs and other merchants who are seeking a convenient and tech-oriented solution to embed payments into their software and websites.

Jared Wolff, President and Chief Executive Officer of the Company, said, “The acquisition of Deepstack expands our business into payment processing and furthers our strategy to grow fee-based income in a scalable and meaningful way. Deepstack’s client-centric technology platform will enable us to offer existing and new clients a best-in-class transaction processing solution. Combined with our existing, leading-edge deposit and treasury management solutions and tailored lending services, we continue to execute on our strategy to be the hub of the financial services ecosystem for our clients and enhance the value of our franchise.”

3 MacArthur Place Santa Ana, CA 92707 (949) 236-5250 www.bancofcal.com

Jayme Amirie, President of Deepstack, said, “We are excited to join Banc of California and provide a full stack payment solution to clients that very few banks and payment processors are able to offer. ISVs and tech-enabled businesses are tired of piecemeal embedded payments and finance solutions and limited interactions with the underlying bank. By combining with Banc of California, we can offer clients cutting-edge payments technology solutions to enable them to seamlessly integrate and monetize their platforms, while giving clients faster access to funds from credit card receivables, same-day account visibility, and better reporting and account reconciliation.”

Transaction Details

Under the terms of the transaction, the Bank acquired the assets of Deepstack, including but not limited to, the intellectual property and certain clients of Deepstack. The consideration was paid 70% in cash and 30% in the Company’s common stock using the 20 trading-day volume weighted average closing price of $17.46 per share. All of Deepstack’s employees have joined the Bank and its three executives have entered into three-year employment agreements with the Bank. Eight of the eleven employees are based in Southern California. Deepstack Technologies is an operating subsidiary of the Bank and Jayme Amirie will continue as the President of Deepstack.

The transaction is expected to be neutral to consensus earnings per share estimates in 2023 and expected to be accretive thereafter. The transaction is expected to be approximately 2.7% dilutive to tangible book value per share. The transaction includes a three year earn out beginning in 2023 to be paid from operating profits of the new subsidiary.

MJC Partners, LLC served as financial advisor to Banc of California in the transaction, and Paul Hastings LLP served as legal counsel to Banc of California. MAPP Advisors acted as advisor to Deepstack and Global Legal LLP served as legal counsel to Deepstack.

Conference Call and Webcast

The Company will host a conference call at 7:00 a.m. PT on September 16, 2022 to discuss the transaction. Interested parties are welcome to attend the conference call by dialing 888-317-6003, and referencing event code 3120438. A live audio webcast will also be available and the webcast link will be posted on the Company’s Investor Relations website at www.bancofcal.com/investor. The slide presentation for the call will also be available on the Company's Investor Relations website prior to the call. A replay of the call will be made available shortly after the call has ended on the Company’s Investor Relations website at www.bancofcal.com/investor or by dialing 877-344-7529 and providing the access code 1960441.

About Banc of California, Inc.

Banc of California, Inc. (NYSE: BANC) is a bank holding company with $9.5 billion in assets at June 30, 2022 and one wholly-owned banking subsidiary, Banc of California, N.A. (the Bank). The Bank has 35 offices including 30 full-service branches located throughout Southern California. Through our dedicated professionals, we provide customized and innovative banking and lending solutions to businesses, entrepreneurs and individuals throughout California, and full stack payment processing solutions through our subsidiary Deepstack Technologies. We help to improve the communities where we live and work, by supporting organizations that provide financial literacy and job training, small business support and affordable housing. With a commitment to service and to building enduring relationships, we provide a higher standard of banking. We look forward to helping you achieve your goals. For more information, please visit us at www.bancofcal.com.

About Deepstack Technologies

Deepstack Technologies, LLC, a wholly-owned subsidiary of Banc of California, N.A., is a leading-edge full stack payments platform for integrated software vendors, e-commerce marketplaces, fintechs and other businesses who are seeking a convenient and tech-oriented solution to collect payments via their software and websites. Deepstack is a one-stop shop for merchant processing, providing a payment gateway, payments acceptance and disbursements,

3 MacArthur Place Santa Ana, CA 92707 (949) 236-5250 www.bancofcal.com tokenization of credit cards, enhanced fraud protection, chargeback management and reconciliation and reporting services. For more information, please visit https://www.deepstack.io.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, with respect to the Company’s acquisition of the technology and payments platform of Global Payroll Gateway and Deepstack Technologies. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by the Company with the Securities and Exchange Commission (SEC). Forward-looking statements are generally identifiable by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “pending,” “plan,” “preliminary,” “should,” “will,” “would” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. Factors that may cause such differences include, among others: the risk that the revenue synergies and other anticipated benefits of the proposed transaction may take longer than anticipated to be realized or may not be realized at all; disruption to the parties’ businesses as a result of the acquisition and diversion of management’s attention from ongoing business operations and opportunities; the risk that we will not be successful in the implementation of our new lines of business, new products and services, or other strategic project initiatives; the risk that the integration of the parties’ operations will be materially delayed or will be more costly or difficult than expected; reputational risk, regulatory risk and potential adverse reactions of the Company’s or Deepstack’s customers, suppliers, vendors, employees or other business partners; other risks that are described in the Company’s public filings with the SEC; and the impact of the ongoing global COVID-19 pandemic on the Company’s or Deepstack’s businesses, and/or any of the other foregoing risks. You should not place undue reliance on forward-looking statements and the Company undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Source: Banc of California, Inc.
Investor Relations Inquiries:
Banc of California, Inc.
(855) 361-2262
Jared Wolff, (949) 385-8700
Lynn Hopkins, (949) 265-6599

3 MacArthur Place Santa Ana, CA 92707 (949) 236-5250 www.bancofcal.com